SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

Aspect Communications Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐    Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

Notes:

On January 3, 2003, representatives of Aspect Communications Corporation (Aspect or the Company) met with representatives of Institutional Shareholder Services (ISS) and presented the following materials to ISS in connection with the Company’s proposed sale of Series B convertible preferred stock to Vista Equity Fund II, L.P. (as such sale is described in the proxy statement dated December 6, 2002 mailed on or about December 13, 2002 to Aspect shareholders of record as of December 5, 2002 for use at the Special Meeting of Shareholder to be held January 21, 2003). Accordingly, the Company is filing the following materials as definitive additional proxy materials pursuant to Section 14(a) of the Securities Exchange Act of 1934 and as required Regulation FD disclosure pursuant to Regulation FD Rules 100-103.

Aspect Communications

Presentation to ISS

January 2003

ASPECT

PSLRA Safe Harbor Statement

This document contains statements relating to estimated future operating results and anticipated Company operating and financial goals and efforts, in particular regarding cash flow projections and cash position, product development, sales and marketing. These statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and are made under its safe-harbor provisions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Specific factors that may cause actual results to differ include: the significant percentage of Aspect's quarterly sales consummated in the last few days of the quarter and the potential for delays in closing of sales or product deliveries make financial predictions especially difficult and raise a substantial risk of variance in actual results; changes in the overall mix and volume of product line revenues can have a significant impact on gross margin and profitability; fluctuations in our North American and International business levels and/or economic conditions, the hiring and retention of key employees, insufficient, excess or obsolete inventory and variations in valuation, and foreign exchange rate fluctuations can all cause revenues and income to fall significantly short of anticipated levels. The economic, political and other uncertainties caused in the United States and throughout other regions of the world add to these challenges. Additional risks that could cause actual results to differ materially from those projected are discussed in Aspect's Form 10-K/A for the year ended December 31, 2001, its Form10-Q/As for the quarters ended March 31, 2002 and June 30, 2002, and its Form 10-Q for the quarter ended September 30, 2002, filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. Aspect undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Agenda

- **Company Overview**
- **Transaction Background**
  - Reasons for financing
  - Alternatives
- **Private Placement**
  - Process Overview
  - Transaction Summary
  - Benefits of the Transaction
- **Aspect Corporate Governance**
- **The Scepter Solicitation**
  - Background of Scepter
  - Key concerns with solicitation
- **Summary**
- **Appendix**

Company Overview

ASPECT

Aspect Communications Overview

- **Global leader in mission-critical business communications infrastructure**
  - Blue-chip customer base with over two-thirds of F50 powered by Aspect
  - 3 million users
  - 8,000 installations
  - Over 100 partners
- **Leading solution for convergence/migration to IP leveraging investments in existing assets**
  - Open WinTel based platform – telephony hardware of the future
  - Compete successfully with telecom equipment providers (Alcatel, Cisco, Avaya) selling primarily dedicated hardware
- **Large and growing market opportunity**
- **Strong operating results**
  - $446 mm in FY2001 revenue
  - Positive operating income(1) in Q32002 on $97 mm in revenue

(1) Excluding restructuring and intangible asset impairment charges.

Fundamental Shift in Industry: Convergence of Voice and Data[1]


6,000
5,000
4,000
3,000
2,000
1,000
0
$ Millions
Pure IP
Hybrid IP
PSTN
Pure IP
Hybrid IP
PSTN
2003
2004
2005
2006
2007

(1) Source: Gartner, Datamonitor, Aspect

Strategies for Success

- **Commitment to open standards – compatible with existing proprietary hardware**
- **Leverage worldwide customer base**
- **Strengthen strategic partnerships and alliances**
- **Continued improvement in operating performance**
- **Emphasize stability and strengthen balance sheet**

Transaction Background

ASPECT

Why do a Financing?

- **Company issued Convertible Debt in August 1998**
  - $123 million accreted value outstanding at 9/30/02
- **Debt expected to be put to company in August 2003**
  - Company may have insufficient cash balance to satisfy a put of all outstanding debentures
- **Absent financing, Company would likely have to satisfy a portion of any such put with stock, incurring significant dilution**
- **Company is addressing this issue proactively to avoid financing pressure as put date nears**

Summary of Convertible Debt

Issue Date:	**August 10, 1998**
Face Value at Issuance:	**$490 million**
Conversion Price at Issuance:	**$35 per share**
Face Value as of 9/30/02:	**$315 million**
Accreted Value as of 9/30/02:	**$123 million** (60% held by 4 institutions)
First Put Date:	**August 10, 2003**
Accreted Value August 10, 2003 (1):	**Approximately $130 million**

(1) Assumes no additional debenture repurchases after 9/30/02.

Put Mechanism Creates Potential for Price Manipulation

Jul-03						
S	M	T	W	T	F	S
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30	31		

Aug-03						
S	M	T	W	T	F	S
					1	2
3	4	5	6	7	8	9
10	11	12	13	14	15	16
17	18	19	20	21	22	23
24	25	26	27	28	29	30


July 14
July 31
Aug 6
Aug 10
Company Notice Date (20 bus. days prior to "Put" Date)
"Put" Date (Aug 10)
ASPT must give notice of % of put that will be satisfied in cash and % in stock by July 14
Average closing price during this 5 day period is used in determining shares issued to satisfy put
Bonds put by holders and retired in pre-announced mix of cash & stock

Absent Additional Equity Financing, Put Has Potentially Highly Dilutive Impact

($ in millions, except share price data)

	No Financing	
	Put Paid In Cash & Stock	Put Paid In Stock
Cash on Balance Sheet as of 3Q02	$ 145	$ 145
Net Amount Raised in PIPE Transaction	-	-
Cash Balance After PIPE	145	145
Estimated Cash Flow through 8/10/03[1]		
From Operations	28	28
Capital Expenditures	(5)	(5)
Structured Debt Payments	(5)	(5)
Working Capital Borrowings[2]	5	5
Cash at Aug 2003	168	168
Minimum Cash Balance Required by Company	(80)	(80)
Cash Available for Put	88	88
Accreted Value of Zero Coupon Bonds @ August 2003[3]	130	130
Amount of Put Paid in Cash	88	-
Amount of Put Remaining to be Paid in Stock	42	130

	Equity Ownership to Bondholders	
Share Price	Put Paid In Cash & Stock	Put Paid In Stock
$ 2.25	26%	52%
$ 1.07 [4]	43%	70%
$ 0.50	62%	83%

Source: Company historical unaudited financial statements and current management estimates.
(1) Includes cash generated from operations in Q402, Q103, Q203 and July '03.
(2) Outstanding under working capital facility totaled $25mm as of 3Q02, of a total facility of $50mm. $5mm of additional estimated balance would be available for payment of put.
(3) Note: Assumes no additional debenture repurchases after 9/30/02.
(4) 52-week low.

ASPECT

Market Response to Convertible Debt and the Capital Structure

- **Equity Market**
  - Investors are focused on the potential dilutive impact of the put
    - "We view the company's convertible debt balance as overhang on the equity stock value given the first put option window for bondholders is August 2003, and this could cause significant equity stock dilution should the company be unable to pay off the noteholders with cash." ***First Analysis, July 3, 2002***
- **Bond Market**
  - Debentures generally traded at a discount to accreted value in early 2002
  - Short position in stock potentially due in part to hedged trading strategy executed by holders of Aspect's convertible debt

LTM Stock Price Performance



Stock Price
Short Position (000's)
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
4/22/02: Morgan Stanley research notes the put issue that management plans to address
4/30/02: Stock at $4.79 when reported short position increased to 4.7 mm shares (9% of shares outstanding)
7/3/02: First Analysis research note highlights the bond issue and the negative pressure on ASPT stock
8/30/02: Stock at $1.94 when reported short position decreased to 2.3mm shares (4.3% of shares outstanding)
11/14/02: PIPE announced
ASPT Stock Price
ASPT Short Position

Source: FactSet Research Systems

Management is Executing Its Four-Point Plan to Strengthen the Company's Financial Position

1. **Cost Structure**
   - Reduced cost structure with the objective of achieving profitability in the near term
   - Increased gross margin from 47.4% in Q3 2001 to 50.8% in Q3 2002(1)
   - Operating expense run rate reduced from $76.3 million in Q3 2001 to $48.8 million Q3 2002(1)
2. **Working Capital**
   - Expanded working capital line of credit from $25 million to $50 million
   - Reduced investment in accounts receivable and inventories by approximately $25 million in the last three quarters
3. **Capital Structure**
   - Repurchased approximately $60 million of convertible debt in the open market at a discount to accreted value
4. **Raise Equity Capital**
   - A remaining action is to obtain additional equity financing to enable satisfaction of the debenture obligations in cash

(1) Excluding restructuring and intangible asset impairment charges.

Reasons for Financing

- **Enhance ASPT's ability to utilize cash, rather than stock, to redeem the outstanding convertible debentures**
  - Reduces risk of significant shareholder dilution that could result if stock were used
- **Increase cash available for operations and growth, and allow management to focus on business opportunities**
  - Cash balance is important signal of strength to Aspect's premier customer base
  - Highly competitive market with well capitalized competitors

Private Placement

ASPECT

Financing Process Overview

- **Commenced formally in January 2002**
- **Utilized financial advisors**
- **Considered alternatives, including:**
  - Public equity offering
  - Exchange offer
  - Private placement of various securities

Financing Process Overview

- **Certain factors considered:**
  - Economic climate and Company performance
  - Certainty of completion
  - Shareholder dilution
  - Net cash to Company
  - Near-term cash cost of financing
  - Quality of new investor
- **Two separate, sequential private placement solicitation processes**
- **Selected Vista Equity Partners term sheet in August 2002**

A thorough process over 12 months

Financing Chronology

- **In early 2002, Aspect formally retained a major investment bank as its financial advisor**
  - Multiple contacts with potential investors made during financing process
  - Led to discussions with at least six investors, including alternative financing structures
- **In March 2002, Aspect received a term sheet from a private equity investor**
- **After negotiating with the investor, agreement could not be reached**
  - Key issues included:
    - High cash costs
    - Unfavorable terms to Aspect and shareholders
- **The Company terminated its engagement with this investment bank in June 2002**

Financing Chronology (cont'd)

- **Aspect and new advisor, Thomas Weisel Partners, targeted long-term, growth-oriented investors who would be valuable additions to the board**
  - Contacted 17 investors not previously contacted by prior investment bank
  - Solicited equity and debt structures
  - Process resulted in meetings with 11 members of this targeted set of investors
- **Six interested parties conducted some level of due diligence during July – August 2002**
- **Four investor groups submitted term sheets for investing in Aspect**
  - Three equity term sheets and one debt/equity term sheet
- **Aspect's Board of Directors appointed a sub-committee to review and negotiate the proposals**
- **After discussion and negotiation, the Board approved signing the Vista term sheet on August 29, 2002**

The Vista PIPE Transaction

• Security:	$50 million Convertible Preferred
• Investor:	Vista Equity Fund ($1.25 billion private equity fund)
• Conversion Price:	$2.25 per share (22.2 million shares issuable upon conversion) (subject to typical anti-dilution protections)
• Conversion Premium:	25% to closing price one-day prior to announcement 41.5% premium to 30 day trading average one-day prior to announcement
• Dividend:	10% accruing (when and if declared) On redemption or liquidation, Company has option to pay all in cash or 50% in common stock On conversion, rights to dividends are no longer in effect
• Liquidation Preference:	1.25x (not in effect if stock is converted)
• Warrants:	None
• Redemption:	Mandatory redemption at 10 years
• Forced Conversion:	Company can force conversion in a follow-on offering at $8 per share or more

Vista Equity Fund II is a Long Term, Growth-Oriented Investor

- **$1.25 billion private equity firm located in San Francisco**
- **Vista's team has extensive experience in advising technology companies including Agilent Technologies, AOL, Gateway, Hewlett-Packard, Lucent Technologies, Microsoft and Sun Microsystems**
- **Vista's unique capital base enables them to have a long term investment strategy**
- **Vista leverages its network of affiliates to provide significant strategic, operational and financial expertise and to add significant value to its portfolio companies**
- **Additions to Aspect's board are expected to be:**
  - Robert Smith, Managing Principal of Vista; former Head of Enterprise Systems and Storage M&A at Goldman Sachs
  - A. Barry Rand, former Chairman and CEO of Avis Group and EVP of Worldwide Operations at Xerox, and current board member of Abbott Laboratories, Agilent Technologies and AT&T Wireless

The Vista Transaction Represented a Significant Premium to Market at Announcement


$5.50
$5.00
$4.50
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
30 Day Average
11/14/02 - PIPE transaction announced
Preferred Stock Conversion Price $2.25
Daily Closing Price
5/13/2002
5/19/2002
5/25/2002
5/31/2002
6/6/2002
6/12/2002
6/18/2002
6/24/2002
6/30/2002
7/6/2002
7/12/2002
7/18/2002
7/24/2002
7/30/2002
8/5/2002
8/11/2002
8/17/2002
8/23/2002
8/29/2002
9/4/2002
9/10/2002
9/16/2002
9/22/2002
9/28/2002
10/4/2002
10/10/2002
10/16/2002
10/22/2002
10/28/2002
11/3/2002
11/9/2002
11/15/2002

Premium to 1-Day Prior Close = 25.0%

Premium to 30-day avg prior to 11/14 = 41.5%

Source: FactSet Research Systems.

ASPECT

Aspect's Stock Has Responded Favorably to the Transaction Announcement


$4.50
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
Current Preferred Stock Conversion Price $2.25
11/14/02 - Vista Transaction Announced
Daily Closing Price
30 Day Average
10/1/2002
10/8/2002
10/15/2002
10/22/2002
10/29/2002
11/5/2002
11/12/2002
11/19/2002
11/26/2002
12/3/2002
12/10/2002
12/17/2002

Source: FactSet Research Systems.

Precedent Transactions Analysis

	Precedent Transactions (1)		
	Mean	Median	Vista
Premium to 1-Day Prior Close	9.8%	1.6%	25.0%
Warrant Coverage	15.6%	8.3%	0.0%
Liquidation Preference	1.08x	1.00x	1.25x (2)
Mandatory Redemption	6 years	5 years	10 years
Dividend Rate	7%	8%	10% (3)
Board Seats (% held)	28%	32%	22%: 2 of 9

(1) Universe of precedent transactions includes 28 preferred stock deals announced between 1/1/2001 and 11/14/2002, and represents investments by private equity investors of 20% or more.
(2) Liquidation preference not in effect if preferred stock is converted to common.
(3) Accruing dividend: On redemption or liquidation, Company has option to pay in cash or 50% in common stock. On conversion, rights to dividends are no longer in effect.

Precedent Transactions

Date Announced	Company	Security Type	Size ($ mm)	Size (Shares)	Deal as a % of S/O	Offer Price	Price Close 1-Day Prior	Premium to Prior Day Close	% Warrant Coverage	Liquidation Multiple	Dividend	% of Board	Mandatory Redemption (Years)(1)	Investors
11/14/2002	**Aspect Comm.**	**Cvt Preferred**	**$ 50.0**	**50.0**	**37.8%**	**$2.25**	**$1.80**	**25.0%**	**0.0%**	**1.3x**	**10%**	**22%**	**10**	**Vista Equity Partners**
	Preferred Stock Deals	**High**	**$150.0**	**$115.8**	**173.6%**			**92.0%**	**75.0%**	**2.0x**	**15.0%**	**55.6%**	**10**	
		Mean	**50.7**	**22.6**	**58.8%**			**9.8%**	**15.6%**	**1.1x**	**7.3%**	**27.8%**	**6**	
		Median	**40.5**	**12.6**	**40.4%**			**1.6%**	**8.3%**	**1.0x**	**8.0%**	**32.5%**	**5**	
		Low	**7.0**	**1.3**	**11.8%**			**(50.5%)**	**0.0%**	**1.0x**	**0.0%**	**0.0%**	**3**	
9/18/2002	Savvis Communications	Cvt Pref'd	22.6	30.1	32.0%	$0.75	$0.39	92.0%	0.0%	NA	11.5%	0%	N	Welsh, Carson, Anderson & Stowe
8/21/2002	Evolve Software	Cvt Preferred	7.0	0.9	NM	$7.55	$8.00	(5.7%)	0.0%	1.0x	0.0%	0%	NA	Warburg Pincus Private Equity, Sierra Ventures
6/30/2002	Savvis Communications	Cvt Pref'd	20.0	26.7	28.4%	$0.75	$0.53	41.3%	37.5%	1.0x	11.5%	NA	3	Constellation Ventures
6/27/2002	Pharsight Corporation	Cvt Preferred	7.5	7.3	38.7%	$1.03	$0.97	7.0%	25.0%	1.0x	8%	0%	NA	Sproul Group, Alloy Ventures
6/17/2002	Proxim	Cvt Pref'd	75.0	24.5	20.7%	$3.06	$2.18	40.2%	50.1%	1.0x	8%	11%	5	Warburg Pincus, Broadview Capital Partners
5/30/2002	divine, inc.	Preferred	60.9	10.2	54.7%	$5.00	$4.15	44.6%	15.6%	1.0x	0%	0%	NA	Oak Investment Partners
3/15/2002	Tickets.com	Cvt Preferred	20.0	8.5	112.5%	$2.36	$3.22	(26.7%)	21.2%	2.0x	9%	56%	N	General Atlantic Partners
3/11/2002	Pemion Media	Cvt Preferred	50.0	6.6	20.6%	$7.61	$7.60	0.1%	24.4%	1.0x	5%	51%	N	ABRY Mezzanine
12/26/2001	DSL.net	Cvt Preferred	15.0	30.0	46.3%	$0.50	$1.01	(50.5%)	0.0%	1.0x	12%	NA	NA	Columbia Capital, Charles River, others
12/12/2001	Aradigm Corporation	6% Cvt Preferred	48.4	8.0	33.5%	$6.05	$5.97	1.3%	65.0%	NA	NA	0%	NA	NEA, Domain, Camden Partners, Castle Creek, MPM, Federated Kaufmann Fund

Source: Public filings, FactSet.

Note: Selected PIPE transactions are investments by Private Equity firms between $5 - $150 million representing at least 20% of shares outstanding.

(1) High, mean, median and low calculation includes only companies with mandatory redemption feature.

(2) Net cash equal to cash, cash equivalents and short term investments less debt. Data is from period prior to announcement of deal.

(3) Operating profit excludes all extraordinary items, nonrecurring charges and merger-related amortization expenses. Data is from quarter after the close of the transaction.

Precedent Transactions (cont'd)

Date Announced	Company	Security Type	Size ($ mm)	Size (Shares)	Deal as a % of S/O	Offer Price	Price Close 1-Day Prior	Premium to Prior Day Close	% Warrant Coverage	Liquidation Multiple	Dividend	% of Board	Mandatory Redemption (Years)[1]	Investors
12/10/2001	PXRE Group Limited	Cvt Preferred	150.0	9.6	80.1%	$15.69	$15.45	1.6%	0.0%	1.0x	8%	36%	10	Reservoir, Cap Z
10/16/2001	DSL.net	Cvt Preferred	15.0	83.3	128.6%	$0.18	$0.33	(45.5%)	0.0%	1.0x	12%	50%	NA	VantagePoint Venture Partners
11/9/2001	Critical Path	% Cvt Preferred	30.0	28.6	37.8%	$1.05	$1.13	(7.1%)	8.7%	1.0x	8%	17%	5	General Atlantic Partners
10/11/2001	Usinternetworking	NA	100.0	NA	NA	NA	$0.26	NA	NA	NA	NA	0%	5	Bain Capital
9/24/2001	Evolve Software	% Cvt Preferred	13.0	0.7	NM	$20.00	$13.20	51.5%	25.0%	1.0x	0.08	43%	N	Warburg Pincus Private Equity, Index Ventures
9/7/2001	ON Semiconductor Corp	Cvt Preferred	100.0	35.5	20.4%	$2.82	$3.19	(11.6%)	0.0%	1.0x	8%	20%	8	TPG
8/31/2001	LabOne	Convertible	35.0	4.2	39.0%	$8.32	$8.90	(6.5%)	8.3%	1.0x	8%	43%	N	Welsh, Carson Anderson & Stowe
8/3/2001	Synaptic Phar.	Cvt Preferred	41.0	7.6	63.1%	$5.42	$6.10	(11.1%)	0.0%	1.0x	0%	25%	8.5	Warburg Pincus
8/3/2001	Z-Tel Technologies	12% Cvt Preferred	9.5	7.7	22.7%	$1.23	$1.02	20.6%	0.0%	1.0x	8%	22%	NA	1818 Fund III
7/30/2001	Microcide Phar.	Cvt Preferred	60.0	20.0	173.6%	$3.00	$4.19	(28.4%)	0.0%	1.0x	0%	50%	5	NEA, Prospect, etc
7/25/2001	Internap Network Serv.	Cvt Preferred	101.5	69.0	46.0%	$1.47	$1.94	(24.2%)	25.0%	1.0x	8%	29%	5	Oak, MS, etc.
7/15/2001	American Skiing	Cvt Preferred	40.0	26.4	86.5%	$1.52	$0.98	54.7%	0.0%	1.0x	8.5%	36%	N	Oak Hill
7/3/2001	Z-Tel Technologies	12% Cvt Preferred	8.0	4.0	11.8%	$2.00	$1.46	37.0%	75.0%	1.0x	8%	22%	NA	1818 Fund III
6/3/2001	Kelly Industries, Inc	Cvt Preferred	70.0	11.7	139.0%	$5.00	$5.15	16.5%	0.0%	1.0x	15%	40%	10	Kohlberg
4/3/2001	AirNet Communications	Cvt Preferred	30.0	9.6	40.2%	$3.14	$2.84	10.4%	12.0%	2.0x	8%	40%	N	Mellon, SCP, etc
3/29/2001	Net2000 Comm.	Cvt Preferred	65.0	22.0	57.2%	$2.96	$2.63	12.6%	8.0%	1.0x	8%	38%	N	Boston Ventures, Bend Boston Capital, Carlyle
3/21/2001	Price Enterprises, Inc	Cvt Preferred	100.0	12.1	91.1%	$8.25	$5.50	50.0%	21.0%	1.0x	9%	40%	5	Warburg Pincus
1/12/2001	Collins & Aikman Corp.	Cvt Preferred	125.0	10.0	40.4%	$12.50	$12.50	0.0%	0.0%	NA	0%	54%	5	Heartland Industrial

ASPECT

Benefits of the Transaction

- **Increases cash available for operations and growth, and allows management to focus on business opportunities**
  - Cash balance is important signal of strength to Aspect's customers
- **Fixed financing terms**
  - Definitive agreement signed for $50 million investment at a fixed price of $2.25 per share
  - Helps assure market that put can be satisfied in cash rather than stock
  - Reduces risk of significant shareholder dilution by facilitating debenture redemption in cash
- **Enhances stability of shareholder base**
  - Vista is committed to the Company for the long-term
- **Valuable new members expected to join Aspect's Board**
  - A. Barry Rand and Robert Smith are both seasoned executives with relevant experience

Transaction Strengthens Pro Forma Balance Sheet…

($ in millions)

	9/30/2002	Adjustments	Pro Forma 9/30/2002
ASSETS			
Current assets:			
Cash and cash equivalents[1]	$145.2	$45.5	$190.7
Other current assets	83.4	0.5	83.9
Total current assets	228.6	46.0	274.6
Non-current assets	116.3	4.0	120.3
Total assets	$344.9	$50.0	$394.9
LIABILITIES AND SHAREHOLDERS' EQUITY			
Current liabilities	142.5		142.5
Non-current liabilities	188.5		188.5
Total liabilities	331.0		331.0
Convertible Redeemable Preferred Stock	0.0	50.0	50.0
Shareholders' equity:			
Shareholder's equity	13.9		13.9
Total liabilities and shareholders' equity	$344.9	$50.0	$394.9

Source: Management unaudited results.
(1) Accounts for $50 million PIPE less associated fees.
(2) Fees accounted for as prepaid asset with 10-year amortization using net interest method.

ASPECT

…And Reduces Uncertainty Regarding Dilution from Put

($ in millions, except share price data)

	No Financing Put Paid In Cash & Stock	Vista $50mm PIPE
Cash on Balance Sheet as of 3Q02	$ 145	$ 145
Net Amount Raised in PIPE Transaction	-	46
Cash Balance After PIPE	145	191
Estimated Cash Flow through 8/10/03[1]	18	18
From Operations	28	28
Capital Expenditures	(5)	(5)
Structured Debt Payments	(5)	(5)
Working Capital Borrowings[2]	5	5
Cash at Aug 2003	168	213
Minimum Cash Balance Required by Company	(80)	(80)
Cash Available for Put	88	133
Accreted Value of Zero Coupon Bonds @ August 2003[3]	130	130
Amount of Put Paid in Cash	88	130
Amount of Put Remaining to be Paid in Stock	42	-

	Equity Ownership	
	No Financing	Vista PIPE
Share Price	Bondholders If Put Paid In Cash & Stock	Ownership to Vista Equity
$ 2.25	26%	30%
$ 1.07 [4]	43%	30%
$ 0.50	62%	30%

Source: Company historical unaudited financial statements and current management estimates.
(1) Includes cash generated from operations in Q402, Q103, Q203 and July '03.
(2) Outstanding under working capital facility totaled $25mm as of 3Q02, of a total facility of $50mm. $5mm of estimated additional balance would be available for payment of put.
(3) Note: Assumes no additional debenture repurchases after 9/30/02.
(4) 52-week low.

ASPECT

Aspect Corporate Governance

ASPECT

Corporate Governance: Aspect Has Experienced, Primarily Independent Outside Directors…

Name	Background	Age	Years on Board	Shares Owned (1)
Beatriz Infante	▪ Chairman, President and CEO, Aspect Communications ▪ SVP, Oracle Corp	48	2.5	30,000
Barry Ariko *	▪ Chairman, CEO and President, Extricity ▪ SVP, America Online ▪ COO and EVP, Netscape (acquired by AOL)	55	1	--
Donald Casey *	▪ President and CEO, Exodus Comm ▪ CTO and President, Wang Global, US Services	55	2	12,245
Norman Fogelsong *	▪ General Partner, Institutional Venture Partners ▪ Mayfield Fund	50	17	1,117,601
Christopher Paisley *	▪ Professor, Leavey School of Business at Santa Clara University ▪ CFO and SVP, 3Com Corp	49	2.5	14,955
John Peth *	▪ President and CEO, Business Resource Group ▪ Exec. Officer, TAP Products Company	53	10.5	74,772
David Wright *	▪ President and CEO, Legato Systems ▪ President and CEO, Amdahl Corp	52	1	9,444

Note: Shares Owned excludes options and/or warrants and excludes shares where beneficial ownership is disclaimed in whole or in part.
* Denotes independent directors.
(1) As of 10/31/02.

…And the Vista Transaction is Expected to Add Valuable New Board Members

Additional Expected Board Members After Vista Investment

Name	Background	Age	Years on Board	Shares Owned
Robert Smith	▪ Managing Principal, Vista Equity Partners ▪ Investment Banking, Goldman Sachs	40	--	--
A. Barry Rand	▪ Former Chairman and CEO, Avis Group ▪ EVP Worldwide Operations, Xerox Corp ▪ Currently Board Member of Abbott Laboratories, Agilent Technologies and AT&T Wireless	57	--	--

Corporate Governance and BOD:

Committee Composition

- Only outside directors
- Named Chairs for each committee
- Written charters for each committee
- Committees consist of Chair plus two independent directors as a minimum
- Committee Chairs have responsibility to summarize committee outcomes to full board
- Committees, Chairs, members, and charters approved by full board

Corporate Governance and BOD:

Committee Composition

Outside Directors	Audit	Compensation	Nominating
Ariko		Chair	
Casey		Member	Member
Fogelsong		Member	Chair
Paisley	Chair		
Peth	Member		Member
Wright	Member		
Management Attendance	CEO, CFO, Controller, Treasury, Outside Counsel	CEO, SVP HR, Outside Counsel, Outside Compensation consultants as needed	CEO

Corporate Governance and BOD:
Summary of Other Governance

- No classified or “staggered” board
- Allow shareholders to call special meeting with only 10% of outstanding shares
- Allow Cumulative Voting in director elections
- No additionally restrictive advance notice provisions for shareholder business at meetings beyond legal minimums
- No supermajority requirements for a merger or other business combination
- Allow shareholders to act by written consent subject to legal rules on proxies (no supermajority or unanimity requirement except as required by law for certain actions)

The Scepter Solicitation

ASPECT

Summary of Scepter Solicitation

- **Scepter Proxy requests that shareholders:**
  - Vote "No" on the Vista transaction
  - Replace Aspect Board of Directors with Scepter's hand-picked interim slate of employees of Acme Widget, LP (a Scepter affiliate):

Name	Age	Background
Michael Diament	34	• Senior Research Analyst, Sandell Asset Mgmt
Timothy O'Connor	39	• Principal, Bank of America
Sherry Zhang	32	• Finance, Allied Riser Communications
Phillip Pennell	42	• Asst. VP, Jefferson Pilot Life Insurance
Todd Stein	24	• Univ. of Texas-Austin, Class of 2000
Steven McIntyre	23	• Univ. of Texas-Austin, Class of 2000
Guillaume Boccara	34	• VP, UBS Warburg

Summary of Scepter Solicitation

- **Scepter claims that these new directors will:**
  - terminate the Vista transaction
  - subject to their fiduciary duties under California law, effect a rights offering on same terms as Vista transaction
  - be replaced by a new slate of directors following the offering

- **Scepter claims that it will purchase all unsubscribed shares in the promised rights offering**

We Believe Scepter is a Short-Term Investor

- **Based solely on information set forth in the Scepter proxy materials dated 12/12/02, covering 2 years of trading data, Scepter has actively traded Aspect's stock and debt securities:**
  - Short approximately 8.65 million shares of ASPT stock (18% of outstanding shares) as recently as the third quarter 2002
  - Hedged with a long position in Aspect's bonds
  - Recently unwound these short positions and is now long approximately 3.2 million shares (approximately 6.0% of outstanding shares)
    - Appears to have profited at the expense of other shareholders with its short position
    - Just recently went long ASPT equity (as of December 2002)
  - Recently entered into "long cash settled derivative transactions" with respect to $120 million in face amount of the Company's bonds (more than 35% of outstanding bonds)

Scepter's investment profile is the opposite of the value-added, long-term investor sought by the Company

Ownership Analysis of Scepter Holdings:

Short Position (1)(2)



ASPT Stock Price
Scepter Holdings' Short Position in ASPT (Shares in 000's)
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
10,000
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
ASPT price when Scepter established its 8.65 mm share short position: $4.20 on 4/18/02
ASPT price after Scepter began to unwind its 8.65 mm share short position: $1.50 on 7/26/02
11/1/01
11/21/01
12/12/01
1/3/02
1/24/02
2/13/02
3/6/02
3/26/02
4/16/02
5/6/02
5/24/02
6/14/02
7/5/02
7/25/02
8/14/02
9/4/02
9/24/02
10/14/02
11/1/02
11/21/02
ASPT Stock Price
Scepter's Short Position (shares)

(1) Stock price information from FactSet Research Systems.
(2) Information on Scepter short position from trades is based solely on information set forth in the Scepter proxy materials dated 12/12/02, covering 2 years of trading data.

ASPECT

Ownership Analysis of Scepter Holdings:

Bond Position (1)


Scepter Holdings'
Short Position in ASPT
(Shares in 000's)
Scepter Holdings'
Bond Position in ASPT
(Shares in 000's)
9,500
8,500
7,500
6,500
5,500
4,500
3,500
2,500
1,500
500
(500)
3,500
3,000
2,500
2,000
1,500
1,000
500
0
(500)
Short Position
Bond Position
11/1/01
11/21/01
12/12/01
1/3/02
1/24/02
2/13/02
3/6/02
3/26/02
4/16/02
5/6/02
5/24/02
6/14/02
7/5/02
7/25/02
8/14/02
9/4/02
9/24/02
10/14/02
11/1/02
11/21/02

(1) Information on Scepter bond holdings from trades is based solely on information set forth in the Scepter proxy materials dated 12/12/02, covering 2 years of trading data.

Scepter's Top Debt Holdings Reflect High Turnover Quarter-to-Quarter

Top 15 Holdings, In Descending Order by Size, as of

12/31/2001		3/31/2002		6/30/2002		9/30/2002		
Name of Issuer	Value ($mm)	Name of Issuer	Value ($mm)	Name of Issuer	Value ($mm)	Name of Issuer	Value ($mm)	Yield at 9/30/02*
Tyco International	$ 39	Tyco International	$ 86	Office Depot	$ 127	Cox Communications	$ 71	33.7%
Juniper Networks	31	America Online	66	Nortel Networks	91	Nortel Networks	47	26.5%
Sanmina	26	Nortel Networks	60	America Online	64	Costco Companies	38	37.5%
Celestica	23	Costco Companies	46	Amerisource Health	48	Electronic Data Systems	29	10.6%
Res-Care	22	General Motors	38	Costco Companies	44	Kohls Corp	26	11.0%
Gilead Sciences	18	Cendant Corp	33	Juniper Networks	38	Aspect	23	39.1%
Agilent Technologies	17	Juniper Networks	31	Kohls Corp	33	Amerisource Health	21	98.6%
Electronic Data Systems	17	Merrill Lynch	26	Aspect	31	Four Seasons Hotel	21	4.0%
Household International	16	Amerisource Health	22	Cendant Corp	31	Res-Care	15	141.1%
Analog Devices	14	Cnet	21	Xerox Corp	28	ONI Systems	14	98.1%
Cephalon	14	Res-Care	21	L-3 Communications	27	Interpublic Group	14	66.9%
Royal Caribbean Cruises	13	Whole Foods Market	20	Affiliated Managers Group	25	Globespan	13	85.1%
Affiliated Managers Group	11	Gilead Sciences	19	Cnet	22	Interim Services	12	115.6%
Brinker International	11	TJX Companies	19	STMicroelectronics	22	Solectron	12	60.5%
Vishay Intertechnology	11	Nextel Communications	19	Whole Foods Market	21	L-3 Communications	12	80.0%
New Holdings in Top 15		**11**		**7**		**9**		
Incumbent Holdings in Top 15		**4**		**8**		**6**		
Turnover of Top 15 Holdings		**73.3%**		**46.7%**		**60.0%**		

Source: Scepter 13-HR filings from 12/31/01 to 9/30/02, and Bloomberg.
* Yield to next put, if applicable.

Scepter's Top Stock Holdings Reflect High Turnover Quarter-to-Quarter

Top 15 Holdings, In Descending Order by Size, as of

12/31/2001 Name of Issuer	Value ($mm)	3/31/2002 Name of Issuer	Value ($mm)	6/30/2002 Name of Issuer	Value ($mm)	9/30/2002 Name of Issuer	Value ($mm)
Sprint	$ 63	Lucent Technologies	$ 193	Ford Motor (Cap Tr)	$ 75	Xerox	$ 134
Omnicom Group	43	Nortel Networks	112	Ford Motor	21	Z-Tel Technologies	77
News Corp	27	Comcast	73	Crown Cork & Seal	18	Avaya	13
Comcast	24	Calpine	61	Enterasys Networks	14	Lucent Technologies	11
Anthem	11	Crown Cork & Seal	36	Rite Aid	11	American Tower	9
Netbank	10	Sprint	27	CNF Transportation	8	Doubleclick	9
Lucent Technologies	8	Rite Aid	21	Riverstone Networks	6	Globespan Virata	7
ON Semiconductor	8	K Mart	10	Molex	6	Crown Cork & Seal	7
I2 Technologies	4	Telewest Communications	5	National R V Holdings	5	Calpine	7
Prudential Financial	3	Tenneco Automotive	4	RCN	3	K Mart	5
Department 56	3	Juniper Networks	3	Eresearchtechnology	2	Enterasys Networks	4
AT&T Wireless	3	I2 Technologies	3	Practiceworks	2	Conexant Systems	4
Globespan	3	RCN	2	Personnel Group America	2	Level 3 Communications	3
Tenneco Automotive	3	DDI	2	Plains Resources	1	Amdocs	3
Loral Space & Communications	2	National R V Holdings	2	Telewest Communications	1	Converse Technology	3
New Holdings in Top 15		**11**		**10**		**13**	
Incumbent Holdings in Top 15		**4**		**5**		**2**	
Turnover of Top 15 Holdings		**73.3%**		**66.7%**		**86.7%**	

Source: Scepter 13-HR filings from 12/31/01 to 9/30/02, and Bloomberg.

Scepter's Solicitation May Be Deceptive

- **Scepter's intent is not a proposal to conduct a rights offering**
  - Proposal to vote down the Vista transaction
  - Stated intent is to replace Aspect's Board of Directors with Scepter's slate of hand-picked, inexperienced nominees
- **If Scepter were to gain control of the Board, it is under no legal obligation to actually conduct the rights offering promoted in its proxy**
- **Scepter claims that Aspect must announce a special meeting of shareholders to consider its proposal. In fact, Scepter cannot compel Aspect to call a special meeting of shareholders because it does not control at least 10% of the stock**

Key Concerns Regarding the Scepter Solicitation

- **Disruption of Aspect's business by replacing current Board of Directors with Scepter's hand-picked interim nominees**
  - Proposed nominees lack the experience of Aspect's current Board, and would put all shareholders at risk during an important period for the Company
  - No guarantee that management will choose to remain with Aspect in the event this occurs
- **Scepter's plan raises serious conflict of interest issues**
  - Scepter's hand-picked nominees would negotiate on behalf of Aspect with Scepter
- **No certainty of obtaining financing if Scepter replaces Aspect's board**

Key Concerns Regarding the Scepter Solicitation

- **Scepter has demonstrated a short-term, opportunistic investment strategy and appears more likely to be investing for short-term gain than for long-term capital appreciation**
  - Scepter's motives are not necessarily aligned with shareholders given Scepter's $120 million "long cash-settled derivative" position in the Company's bonds
  - Scepter is not a long-term investor and does not bring relevant business knowledge to the Company

If the Vista transaction is not approved, Aspect's share price may decline significantly due to renewed shareholder concerns regarding ability to pay put in cash in August 2003

Summary

Summary

- Aspect has completed its restructuring and the Company is poised for profitable success
- Aspect's best alternative to avoid significant dilution from the put of the debentures is to raise private equity capital
- The Company conducted an exhaustive search with two investment advisors to find the best transaction alternatives
- Vista's offer provides the Company with both capital and additional relevant operating and financial partners and advisers

THE COMPANY BELIEVES THE VISTA TRANSACTION IS THE BEST ALTERNATIVE TO POSITION THE COMPANY FOR LONG TERM SUCCESS

Appendix

ASPECT

Powering Global Leaders:
Blue-Chip Installed Customer Base

Banking & Finance
- Agricultural Bank of China
- American Express
- Australian Stock Exchange
- Barclays
- CBIC
- CS First Boston
- Capital One
- Commerzbank
- DTCC
- Deutsche Bank
- Fannie Mae
- Fleet
- GE Capital
- Halifax
- HSBC
- JP Morgan Chase
- Merrill Lynch
- Morgan Stanley
- Toronto Dominion Bank
- Wachovia Corporation
- Wells Fargo

Communications
- Alcatel
- AOL Time Warner
- AT&T
- British Telecom
- Comcast
- Cox Communications
- Deutsche Telecom
- France Telecom
- Hainan Unicom
- Hutchison 3G
- Nokia
- SBC Communications
- Shanghai Telecom.
- Sprint PCS
- Tang Shan Telecom
- Telewest Communications
- The Philippine Long Distance Telephone Company
- Verizon
- Virgin Mobile
- Vodafone

Government/Public Sector
- National Institutes of Health
- Social Security Administration
- UK Inland Revenue
- US Air Force
- US Army
- US Department of Defense
- US Department of Labor
- US Department of Treasury Internal Revenue Service
- US Postal Service

Health Care
- BCBS
- Discovery Health
- Health Net
- Humana
- Kaiser Permanente
- Merck-Medco
- Medihelp SA
- Mid Atlantic Medical Services
- Oxford Health Plans
- Pacificare

Powering Global Leaders:

Blue-Chip Installed Customer Base (continued)

Automotive, Transportation Manufacturing

- Alaska Airlines
- Air France
- All-Nippon Airways
- BMW
- Bosch
- British Airways
- Daimler Chrysler
- Delta Airlines
- Deutsche Bahn
- Ford Motor Co.
- Frontier Airlines
- General Motors
- Lufthansa
- Midwest Express
- Paccar
- Toyota
- Volkswagen

Biotech, Chemical, Technology

- 3COM
- BASF
- Canon
- Chevron Texaco
- Dow Chemical
- Fujitsu Siemens
- Hewlett-Packard
- IBM
- Intel
- Motorola
- Oracle
- Sanger Centre
- Silicon Graphics
- Shell
- Xerox

Broadcast, Entertainment

- China Central TV
- Earthlink
- USinternetworking
- Warner Bros.

Pharmaceuticals

- Abbott Laboratories
- Bayer AG
- Glaxo Smith Kline
- Pfizer
- Unilever

Retail

- Amway
- American Girl
- Cabela's
- Carrefour
- Costco Wholesale
- Eddie Bauer
- Safeway
- Saks
- Sears
- Shop At Home
- Staples
- Target
- Tiger Direct.com
- Williams Sonoma

Executive Management Team

Name	Position	Background
Beatriz V. Infante	Chairman of the Board, President and Chief Executive Officer	Oracle, HP
Gary A. Wetsel	Executive Vice President, Finance, Chief Financial Officer and Chief Administrative Officer	Zhone, Octel, Borland
Gary E. Barnett	Executive Vice President, Products and Chief Technology Officer	Prospect, Octel
Rod Butters	President, Worldwide Market Development, Sales and Service	Oracle

3Q02 Consolidated Statement of Operations (GAAP)

(in millions, except percentage and per share amounts)	Three Months Ended 09/30/02	Three Months Ended 09/30/01	Nine Months Ended 09/30/02	Nine Months Ended 09/30/01
Revenue				
License Revenues	$ 21.5	$ 21.8	$ 62.2	$ 81.9
Services Revenues	58.9	68.0	185.3	191.4
Other Revenues	16.1	18.6	51.6	60.7
Total Revenue	96.5	108.4	299.1	334.0
Gross Profit	11.4	51.4	101.7	155.5
Gross Margin %	**11.8%**	**47.4%**	**34.0%**	**46.5%**
Total Operating Expense	72.6	76.3	185.6	272.9
Operating Income (Loss)	**(61.2)**	**(24.9)**	**(83.9)**	**(117.4)**
Operating Loss %	(63.4%)	(23.0%)	(28.0%)	(35.1%)
Interest and Other Income (Expense)	1.6	(1.2)	(7.6)	(3.4)
Income (Loss) Before Income Taxes	(59.6)	(26.1)	(91.5)	(120.9)
Income Tax Provision (Benefit)	0.4	0.1	(28.0)	0.2
Cumulative Change in Accounting Principle	-	-	(51.4)	-
Net Income (Loss)	**$ (60.0)**	**$ (26.2)**	**$ (114.9)**	**$ (121.1)**
EPS - Basic & Diluted	$ (1.14)	$ (0.51)	$ (2.19)	$ (2.35)

Note: 9/30/02 results include $61.3 million restructuring and intangible assets impairment charges.

ASPECT

3Q02 Consolidated Statement of Operations (pro forma)

(in millions, except percentage and per share amounts)	Three Months Ended 09/30/02	Three Months Ended 09/30/01	Nine Months Ended 09/30/02	Nine Months Ended 09/30/01
Revenue				
License Revenues	$ 21.5	$ 21.8	$ 62.2	$ 81.9
Services Revenues	58.9	68.0	185.3	191.4
Other Revenues	16.1	18.6	51.6	60.7
Total Revenue	96.5	108.4	299.1	334.0
Gross Profit	49.0	51.4	139.2	155.5
Gross Margin %	**50.8%**	**47.4%**	**46.6%**	**46.5%**
Total Operating Expense	48.8	76.3	161.8	252.9
Operating Income (Loss)	**0.2**	**(24.9)**	**(22.6)**	**(97.4)**
Operating Income (Loss) %	0.2%	(23.0%)	(7.5%)	(29.2%)
Interest and Other Income (Expense)	1.6	(1.2)	(7.6)	(3.4)
Income (Loss) Before Income Taxes	1.8	(26.1)	(30.2)	(100.8)
Income Tax Provision (Benefit)	0.4	0.1	(28.0)	0.2
Net Income (Loss)	**$ 1.4**	**$ (26.2)**	**$ (2.2)**	**$ (101.0)**
EPS - Basic & Diluted	$ 0.03	$ (0.51)	$ (0.04)	$ (1.96)

Note: Data is restated to reflect accounting adjustments. 9/30/02 results exclude $61.3 million restructuring and intangible assets impairment charges.

3Q02 Consolidated Balance Sheet

(in millions)	09/30/02	06/30/02	03/31/02	12/31/01
Assets				
Cash, Cash Equivalents & ST Investments	$ 145.2	$ 147.3	$ 131.3	$ 135.1
Accounts Receivable, Net	61.6	73.3	84.0	79.5
Inventories	4.8	6.6	7.4	12.0
Other Current Assets	17.1	20.4	47.6	23.4
Current Assets	228.6	247.6	270.3	250.0
Property and Equipment, Net	92.6	99.4	105.4	111.3
Goodwill and Intangible Assets, Net	13.8	55.6	59.8	115.4
Other Assets	9.9	8.5	18.3	18.3
Total Assets	$ 344.9	$ 411.1	$ 453.8	$ 495.0
Liabilities and Stockholders' Equity				
Short-term Borrowings	$ 7.3	$ 4.6	$ 17.8	$ 17.9
Accounts Payable	11.7	14.8	13.0	6.0
Other Current Liabilities	123.5	121.8	119.5	119.1
Current Liabilities	142.5	141.2	150.3	142.9
Other Long-Term Liabilities	65.3	49.5	38.6	39.1
Deferred Taxes	0.0	3.2	4.2	3.9
Convertible Subordinated Debentures	123.2	144.4	174.2	183.6
Total Stockholders' Equity	13.9	72.8	86.5	125.5
Total Liabilities and Stockholders' Equity	$ 344.9	$ 411.1	$ 453.8	$ 495.0

Note: Data restated to reflect accounting adjustments.

ASPECT

Q302 Consolidated Statement of Cash Flows

(in millions)	Nine Months Ended	
	09/30/02	09/30/01
Cash Flows from Operating Activities		
Net Loss	$ (115.0)	$ (121.1)
Reconciliation of Net Loss to Cash Provided by (Used in) Operating Activities:		
Noncash Items	139.9	66.8
Changes in Working Capital	45.1	33.8
Cash Provided by (Used in) Operating Activities	**70.0**	**(20.5)**
Cash Provided by (Used in) Investing Activities	**(26.2)**	**(20.2)**
Cash Provided by (Used in) Financing Activities	**(50.7)**	**23.6**
Effect of Exchange Rate Changes on Cash and Cash Equivalents	**0.3**	**(0.2)**
Net Increase (Decrease) in Cash and Cash Equivalents	(6.6)	(17.3)
Cash and Cash Equivalents:		
Beginning of Period	**72.6**	**84.5**
End of Period	**$ 66.0**	**$ 67.2**

Note: Data restated to reflect accounting adjustments.

ASPECT